Exhibit 10.1

AMENDMENT NO. 1 to SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is dated as of May 19, 2023, among Seelos Therapeutics, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the parties hereto previously entered into that certain Securities Purchase Agreement, dated as of March 10, 2023 (the “Purchase Agreement”) and capitalized terms used and not otherwise defined herein shall have their respective ascribed meanings as set forth in the Purchase Agreement;

WHEREAS, concurrent with the execution of this Amendment, the Company is entering into that certain Amendment No. 3 (“Lind Amendment”) to Convertible Promissory Note with Lind Global Asset Management V, LLC (“Lind”), to amend that certain Convertible Promissory Note No. 1 issued on November 23, 2021, as amended on December 10, 2021 and on February 8, 2023 (as so amended, the “Lind Note”), in the initial principal amount of $22,000,000 and due November 23, 2024, by the Company to Lind, in the form of Exhibit A attached hereto, to, among other things, provide for a reduction in the aggregate minimum balance of cash or cash equivalents that the Company is required to maintain;

WHEREAS, as consideration for entering into, and as set forth in, the Lind Amendment, the Company will agree, among other things, (i) that principal and interest payments under the Lind Note will be made in a combination of cash and shares of Common Stock, (ii) that the aggregate principal amount of the Lind Note shall be increased by $1,250,000, (iii) to issue 1,000,000 shares of restricted Common Stock to Lind (the “Lind Shares”), and (iv) to file a registration statement to register the Lind Shares for resale after the earlier of September 15, 2023 and the Trigger Date;

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, the Agreement may be amended by a written instrument signed by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder, and the Purchasers executing this Amendment are all of the Purchasers under the Agreement; and

WHEREAS, the Company and the Purchasers desire to amend certain provisions of the Purchase Agreement as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
AMENDMENT OF SECURITIES PURCHASE AGREEMENT

1.1               Definitions. Effective as of the Effective Time (as defined below), Section 1.1 of the Purchase Agreement is hereby amended by restating the definition of “Exempt Issuance” in its entirety to read as follows:

““Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other equity awards to employees, officers, directors or consultants of the Company pursuant to any stock, equity or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; provided, that the issuance of any such securities to consultants must be issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities (in each case, other than in connection with stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events occurring after the date hereof); provided, further, that it is understood that such securities will not be deemed to have been amended if the terms of such securities are automatically changed in accordance with their terms as such terms exist on the date of this Agreement, such as a decrease in their exercise price due to an anti-dilution provision, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person or a venture arm of such Person (or to the equityholders of such Person) which is, itself or through its affiliates, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) issuances of shares of Common Stock or warrants to purchase shares of Common Stock to consultants, advisors or vendors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights during the prohibition period in Section 4.12(a) herein, (e) 1,000,000 shares of restricted Common Stock to Lind Global Asset Management V, LLC (“Lind”) pursuant to that certain Amendment No. 3 to the Lind Note, dated as of May 19, 2023 (the “Lind Shares”), (f) shares of Common Stock issued to Lind in satisfaction of any “Interest Payments” (as defined in the Lind Note) or “Monthly Payments” (as defined in the Lind Note) payable by the Company for the months of May, June, July, August and September 2023 as contemplated in that certain Amendment No. 3 to the Lind Note, dated as of May 19, 2023.”

1.2               Subsequent Equity Sales. Effective as of the Effective Time, Section 4.12 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(a)      From the date hereof until the date (the “Trigger Date”) that is one Trading Day following the earlier of (i) the date of public announcement by the Company of the full readout of the Phase 2 data with respect to SLS-002 in acute suicidal ideation and behavior in patients with major depressive disorder and (ii) the date on which the VWAP (as defined in the Warrants) of the Common Stock is at or above $2.00 (subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions following the date hereof) for three (3) consecutive Trading Days, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement, filing a registration statement on Form S-8 in connection with any employee benefit plan or, from and after the earlier of September 15, 2023 and the Trigger Date, filing a registration statement registering the Lind Shares as contemplated in that certain Amendment No. 3 to the Lind Note, dated as of May 19, 2023.

(b)       From the date hereof until the earlier of: (X) such time as no Purchaser holds any of the Warrants, and (Y) three years after the Trigger Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. In addition, notwithstanding anything in this Agreement to the contrary, (i) with respect to the Lind Note, except: (A) in connection with any partial or full conversion of the Lind Note at the “Conversion Price” (as defined in the Lind Note), or (B) the issuance of shares of Common Stock in satisfaction of any “Interest Payments” (as defined in the Lind Note) or “Monthly Payments” (as defined in the Lind Note) payable by the Company for the months of May, June, July, August and September 2023 as contemplated in that certain Amendment No. 3 to the Lind Note, dated as of May 19, 2023, the Company may only issue cash under the Lind Note and not any securities of the Company or any Subsidiaries, until after the Trigger Date, (ii) this Section 4.12(b) shall not apply to the Lind Note after the Trigger Date, and (iii) this Section 4.12(b) shall not apply to any issuances by the Company or any of its Subsidiaries pursuant to the ATM Agreement or similar an “at-the-market offering” after the earlier of: (I) such time as no Purchaser holds any of the Warrants, and (II) the one year anniversary of the Trigger Date. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)        Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.”

1.3                Leak-Out. Effective as of the Effective Time, a new Section 4.19 is hereby added to the Purchase Agreement as follows:

“4.19           Leak-Out.

(a)       Each Purchaser agrees with the Company that from May 19, 2023 and ending at 4:00 pm (New York City time) on the earlier of (a) September 15, 2023, or (b) the Trading Day following the date of public announcement by the Company of the full readout of the Phase 2 data with respect to SLS-002 in acute suicidal ideation and behavior in patients with major depressive disorder (such period, the “Restricted Period”), neither the Purchaser, nor any affiliate of such Purchaser which (x) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, or (y) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (together, the “Purchaser’s Trading Affiliates”), collectively or individually, shall sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), shares of Common Stock or shares of Common Stock underlying any Common Stock Equivalents (including, for the avoidance of doubt, shares of Common Stock issuable upon exercise of the Warrants and the May Warrants issued pursuant to Amendment No. 1 to this Agreement) (collectively, the “Restricted Securities”), in an amount representing more than 8% of the trading volume of the Common Stock as reported by Bloomberg, LP on each applicable Date of Determination; provided, that: (i) for purposes of this Section 4.19(a), sales of Common Stock above $1.00 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Amendment) shall not be limited and shall not count for purposes of such trading volume limitation; (ii) this Section 4.19(a) shall have no effect upon the occurrence and during the continuance of an “Event of Default” under the Lind Note (as defined in the Lind Note) that remains uncured after the applicable cure period in the Lind Note; and (iii) this Section 4.19(a) shall only be effective while Lind is subject to substantially similar restrictions as those set forth in this Section 4.19.

(b)       Notwithstanding anything herein to the contrary, during the Restricted Period, the Purchaser may, directly or indirectly, sell or transfer all, or any part, of any Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Trading Market, without complying with (or otherwise limited by) the restrictions set forth in this Section 4.19; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement no less restrictive to the Assignee than this Section 4.19 (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Purchaser and the Purchaser’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Section 4.19 and all Assignee Agreements. The provisions of this Section 4.19 are intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not intended for the benefit of, nor may any provision hereof be enforced by, any other person or entity.”

1.4              Warrants. As consideration for entering into this Amendment, effective as of the Effective Time, the Company shall deliver to the Purchasers Common Stock purchase warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock, in the form of Exhibit B attached hereto (the “May Warrants”), in each case for such number of shares of Common Stock as is set forth opposite each Purchaser’s name on Exhibit C attached hereto.

1.5                Registration of Warrant Shares. If the Company notifies the Purchasers that the Company desires to file a registration statement covering the public resale of the shares issuable upon exercise of the May Warrants, each Purchaser shall reasonably cooperate with the Company and shall provide to the Company any information reasonably required in connection therewith to effect the registration of such shares.

1.6                Private Placement. In connection with the issuance of the May Warrants, each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company that the representations and warranties given by such Purchaser to the Company in Sections 3.2(b), (c), (d), and (e) of the Agreement are true and correct in all material respects as of the date hereof.

1.7                Securities Laws Disclosure; Publicity. The Company shall by 9:00 am (New York time) on May 22, 2023 file a Current Report on Form 8-K, including this Amendment and the exhibits to this Amendment required to be filed as exhibits thereto, with the Commission (the “Form 8-K”). From and after the filing with the Commission of the Form 8-K Filing, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents. In addition, effective upon the filing with the Commission of the Form 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

1.8                Lind Amendment. The Company hereby covenants and agrees with each Purchaser that (i) it will not amend, modify, waive or terminate any provision of the Lind Amendment without the prior written consent of each Purchaser which shall not be unreasonably conditioned, delayed or withheld, and (ii) if Lind breaches the leak out provision in the Lind Amendment, the Company shall promptly use its best efforts to seek specific performance of the terms of such leak-out provision.

1.9                Effectiveness. This Amendment is effective as of the time that the Company and Lind has fully executed the Lind Amendment in the form attached hereto as Exhibit A (the “Effective Time”). From and after the Effective Time, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall refer to the Agreement, as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the parties under the Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement.

1.10             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

1.11             Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

seelos therapeutics, inc.			Address for Notice:
Seelos Therapeutics, Inc.
300 Park Avenue, 2nd Floor
New York, NY 10022
Attention: Chief Executive Officer

By:
	Name:	Raj Mehra, Ph.D.	E-Mail: raj.mehra@seelostx.com
	Title:	President and Chief Executive Officer

With a copy to (which shall not constitute notice):

Paul Hastings LLP
1117 South California Avenue
Palo Alto, CA 94304
Attention: Jeffrey T. Hartlin
Email: jeffhartlin@paulhastings.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SEEL AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Warrant Shares:	Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%
EIN Number:

[SIGNATURE PAGES CONTINUE]

8